Exhibit 10.1

PROPERTY AGREEMENT

THIS AGREEMENT dated as of December 23, 2006 is entered into by and between Shaun D. Langford of 2678 Point Grey Rd., Vancouver, British Columbia, Canada V6K 1A5 (“Langford”) and Elray Resources, Inc. a Nevada corporation, of 2678 Point Grey Rd., Vancouver, British Columbia, Canada V6K 1A5 (“Elray”).

WHEREAS:

A.

In his capacity as president of Elray, Langford retained James W. McLeod, P. Geo. (“McLeod”), to acquire a mining claim in the Osoyoos mining district of British Columbia favourably situated for precious minerals exploration and to prepare a technical report on the claim;

B.

On December 15, 2006, in furtherance of his retainer, McLeod caused his wholly owned company Omega Exploration Services Inc. (“Omega”), to acquire DL Mineral Claim, Tenure #547506, situated in the Osoyoos mining district of British Columbia, which mining claim is more particularly described in Schedule “A” (the “DL Claim”);

C.

On December 18, 2006, Omega transferred to Langford legal and beneficial ownership of the DL Claim;

D.

On December 23, 2006, McLeod delivered to Elray his technical report on the DL Claim dated December 23, 2006 (the “Geologist’s Report”) and his invoice in the amount of $3,500 (the “Invoice”) representing his fees and disbursements in connection with acquisition and transfer of the DL Claim and preparation of the Geologist’s Report;

E.

Langford has paid the Invoice for and on behalf of Elray; and

F.

The parties have agreed that Langford will sell to Elray, and Elray will buy from Langford, the entire beneficial interest of Langford in the DL Claim, in consideration of Elray’s reimbursement of Langford’s payment of the Invoice.

THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1.

Transfer of Beneficial Interest

1.1

Langford hereby transfers to Elray an undivided 100% beneficial interest in the DL Claim, in accordance with the terms of this Agreement.

2.

Legal Title To Be Held in Trust

2.1

Langford will hold the legal interest in the DL Claim in trust for and on behalf of Elray, as set forth in the Trust Agreement between the parties dated as of December 23, 2006.

3.

Representations and Warranties

3.1

Elray represents and warrants to Langford that:

(a)

Elray is a body corporate duly incorporated, organized and validly subsisting under the laws of the State of Nevada;

(b)

Elray has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Elray is a party;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of Elray’s constating documents; and

(e)

the shares to be issued as payment under this Agreement shall be free and clear of all liens, charges and encumbrances and non-assessable.

3.2

Langford represents and warrants to Elray that:

(a)

the DL Claim consists of one mining claim in the Osoyoos mining district of British Columbia which has been duly and validly staked and recorded, as accurately described in Schedule “A”, is presently in good standing under the laws of the Province of British Columbia and, except as set forth herein, is free and clear of all liens, charges and encumbrances;

(b)

Langford is the owner of a 100% interest in and to the DL Claim and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% beneficial interest in and to the DL Claim in accordance with the terms of this Agreement;

(c)

no person, firm or corporation has any proprietary or possessory interest in the DL Claim other than Langford and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any such products removed from the DL Claim;

(d)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Langford is a party or by which Langford is bound; and

(e)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

3.3

The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the DL Claim by Elray and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with

4.

Purchase Price

4.1

The purchase price for the Geologist’s Report and DL Claim, shall be $3,500.

4.2

Elray shall satisfy the purchase price by the issuance to Langford of 3,500,000 shares of the common stock of Elray, representing payment at a rate of $0.001 per share.

5.

Covenants of Langford

5.1

Langford will:

(a)

not do any act or thing which would or might in any way adversely affect the rights of Elray hereunder;

(b)

make available to Elray and its representatives all records and files in the possession of Langford relating to the DL Claim and permit Elray and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

(c)

promptly provide Elray with any and all notices and correspondence from government agencies in respect of the DL Claim.

6.

Covenants of Elray

6.1

Elray will not do any act or thing which would or might any way adversely affect the rights of Langford hereunder.

7.

Further Assurances

7.1

The parties will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

8.

Notice

8.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a)

if to Shaun D. Langford:

2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5

Fax: (604) 736-5191

(b)

if to Elray Resources, Inc.

2678 Point Grey Rd., Vancouver, British Columbia Canada, V6K 1A5

Fax: (604) 736-5191

8.2

Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

8.3

Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

9.

Headings

9.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

10.

Currency

10.1

All references to monies hereunder will be in United States funds except where otherwise designated.

11.

Enurement

11.1

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

12.

Terms

12.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the Province of British Columbia.

13.

Entire Agreement

13.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

14.

Enforcement of Agreement

14.1

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Elray Resources, Inc. Per: /s/ Shaun D. Langford Shaun D. Langford	Shaun D. Langford /s/ Shaun D. Langford Shaun D. Langford

This is Schedule “A” to a Property Agreement made as of the 23rd day of December, 2006 between Shaun D. Langford and Elray Resources, Inc.

Tenure Number	Claim Name	Good To Date
547506	DL Claim	2007/Dec/15